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                                             Exhibit M
_________________________________________________________________


Date: July 29, 1996


To: J.R. Simplot Company From: Canadian Imperial Bank of
                                   Commerce

Attention: Mr. Ron Graves     Contact: Gina S. Ghent

Phone Number: (208) 389-7312  Phone Number: (212) 856-6538

Facsimile Number: (208) 389-7464   Facsimile Number: (212)
856-6098

Re: CIBC Reference #NY EQT 0143
_________________________________________________________________


The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Canadian Imperial Bank of Commerce ("CIBC") and J.R. Simplot Company ("Counterparty") on the Trade Date specified below (the "Transaction"). References herein to a "Transaction" shall be deemed reference to a Swap Transaction for purposes of the 1991 ISDA Definitions (as published by the International Swap Dealers Association, Inc. ("ISDA")). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below.

The definitions and provisions contained in the 1991 ISDA
Definitions are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

1. This Confirmation supplements, and forms part of the Master Agreement and the Schedule attached thereto, dated as of June 28, 1996, as amended and supplemented from time to time (the "Agreement"), between CIBC and Counterparty. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between the Agreement and this Confirmation this Confirmation will govern.

2. The terms of the Transaction to which this Confirmation relates are as follows:

     AGENT:              CIBC, New York Agency, has acted as
                         agent in confirming this Transaction.

     GENERAL TERMS:
     Trade Date:              July 29, 1996

     Effective Date:          July 29, 1996

     Termination Date:        July 29, 2003, subject to
                              adjustment in accordance with the
                              Modified Following Business Day
                              Convention.

     Selected Securities:     5,000,000 shares of common stock,
                              $.10 par value (U.S.$), of Micron
                              Technology, Inc. (New York Stock
                              Exchange (("Exchange")) ticker
                              symbol "MU") on the Trade Date,
                              together with any subsequent
                              distributions in the form of Hedge
                              Securities, all as adjusted for
                              stock splits, reverse splits, stock
                              dividends and any other
                              distributions in the form of
                              Selected Securities.

     Settlement Currency:     United States Dollars ("U.S.$")

     Valuation Dates:         The record date for any Actual
                              Dividend declared on any of the
                              Selected Securities.

     Upfront Payment:         CIBC shall pay to Counterparty an
                              amount equal to U.S.$138,993.00 on
                              the Effective Date.

     Net Payments:            Applicable.  If the aggregate
                              amount payable by one party exceeds
                              the aggregate amount payable by the
                              other party, the party owing the
                              larger aggregate amount will be
                              obligated to pay to the other party
                              the excess of the larger aggregate
                              amount over the smaller aggregate
                              amount.


     Counterparty Floating Amount:

       Calculation Period:    The initial calculation period
                              shall extend from and including,
                              the Trade Date to, but excluding
                              the first Valuation Date, and
                              thereafter from and including, the
                              Valuation Date to, but excluding
                              the next following Valuation Date,
                              except that the final calculation
                              period shall extend to, and
                              include, the Termination Date.

       Payment Date:          Three (3) Exchange Business Days
                              following the date that the issuer
                              of any of the Selected Securities
                              pays an Actual Dividend, subject to
                              adjustment in accordance with the
                              Modified Following Business Day
                              Convention.

     Floating Payment Amount: Counterparty will pay to CIBC on
                              each Payment Date the Actual
                              Dividend; provided, however, if
                              during any calculation period, the
                              Actual Dividend is greater than
                              U.S.$2.5 million, then the Floating
                              Payment Amount shall be zero.

     CIBC Fixed Amount:

       Calculation Period:    The initial calculation period
                              shall extend from and including,
                              the Trade Date to, but excluding
                              the first Valuation Date, and
                              thereafter from and including, the
                              Valuation Date to, but excluding
                              the next following Valuation Date,
                              except that the final calculation
                              period shall extend to, and
                              include, the Termination Date.

       Payment Date:          Three (3) Exchange Business Days
                              following the date that the issuer
                              of any of the Selected Securities
                              pays an Actual Dividend, subject to
                              adjustment in accordance with the
                              Modified Following Business Day
                              Convention.

       Fixed Payment Amount:  CIBC will pay to Counterparty on
                              each Payment Date an amount equal
                              to U.S.$250,000.00.

     Calculation Agent:       CIBC


DEFINITIONS:
For purposes of this Transaction, the following terms shall have the indicated meanings:

     "Actual Dividend" means an amount equal to the total cash dividend to which the holders of record of the Selected Securities as of a date during the term of this Transaction are entitled, net of any withholding tax, stamp tax, or any other tax, duties, fees or commissions payable in respect of such dividend payment, and does not include any payment arising out of Extraordinary Consideration.

     "Extraordinary Consideration" means (i) any Actual Dividend greater than U.S.$2.5 million or (ii) any non-cash distribution or consideration in respect of Selected Securities (other than Hedge Securities or other than securities received in connection with: 1) stock splits,
     2) reverse splits, 3) stock dividends and 4) other distributions in the form of Selected Securities) which may be the result of, but is not limited to: (a) conversion or reclassification of Selected Securities by issuance or exchange of other securities or any sale of the securities or assets or a portion thereof of the issuer of any Selected Securities (b) any consolidation or merger of the issuer of any of the Selected Securities, (c) any statutory exchange of Selected Securities with another corporation, (d) any liquidation, dissolution or winding up of the issuer of any of the Selected Securities or (e) any tender or exchange offer for Selected Securities. In the event that there is a distribution of Hedge Securities, the Transaction shall be adjusted such that the Hedge Securities (to which a holder of record of the Selected Securities as of a date during the term of this transaction is entitled) will be added to the composition of the Selected Securities.

     "Float" means the aggregate market value of the voting stock held by nonaffiliates of the issuer of the relevant Selected Securities as reported in the most recent Form 10-K filed by the issuer of the relevant Selected Securities divided by the closing price of such Selected Securities as reported on the primary exchange on the date on which such market value was determined. However, if the relevant Selected Securities are the result of a distribution of Hedge Securities due to the issuer of the Hedge Securities acquiring the issuer of any of the Selected Securities, prior to the first release of Form 10-K for the combined entity, the Float shall be the following: the most recent float, as defined above, of those Selected Securities issued by the acquired company adjusted for the acquisition share exchange ratio plus the most recent float, as defined above, of those Selected Securities issued by the acquiring company prior to the acquisition announcement date.

     "Hedge Securities" means any non-cash distribution or consideration in respect of Selected Securities in the form of common stock (other than securities received in connection with stock splits, reverse splits, stock dividends and other distributions in the form of securities of which Selected Securities are comprised) as to which
     (1) the Short Interest to Float ratio is less than 15% at the time of such distribution and (2) a number of shares equal to the number of shares of such securities that was received by the Counterparty and attributable to the Selected Securities in such distribution can reasonably be expected to be available at a commercially reasonable rate in the securities lending market, until the Termination Date.

     "Short Interest" means that number which is reported by the primary exchange for the relevant Selected Securities as the short interest for such securities. However, if the relevant Selected Securities are the result of a distribution of Hedge Securities due to the issuer of the Hedge Securities acquiring the issuer of any of the Selected Securities and there has not been a release of short interest for the combined entity by the primary exchange, the Short Interest shall be the following: the most recent short interest as reported by the primary exchange for those Selected Securities issued by the acquired company, adjusted for the acquisition share exchange ratio, plus the most recent short interest as reported by the primary exchange for those Selected Securities issued by the acquiring company, prior to the acquisition announcement date.

3.   ACCOUNT DETAILS:
     Payments to CIBC:        Chemical Bank, New York
                              For:  Canadian Imperial Bank of
                              Commerce
                              Account No. 544 708 234

     Payments to Counterparty:     First Security Bank of Idaho,
                                   N.A. Boise, Id
        ABA No.:                   124100080
        Account No.:               003-00049-64

4.   OTHER PROVISIONS:
     Additional Termination
      Events: In addition to the Termination Events in Section 5(b) of the Agreement, the following events shall constitute Additional
                              Termination Events (upon the
                              occurrence of which, this
                              Transaction shall become an
                              Affected Transaction and the date
                              of such occurrence shall be deemed
                              the Early Termination Date):

                              1) None of the Selected Securities
                              are listed on any United States
                              national securities exchange or
                              United States national securities
                              system subject to last sale
                              reporting.

                              2) The issuer (or, as the case may
                              be, issuers) of the Selected
                              Securities has disclosed impending
                              events which, in the opinion of
                              nationally-recognized United States
                              counsel of CIBC acting reasonably,
                              a copy of which opinion shall have
                              been delivered to Counterparty,
                              will likely result in the Selected
                              Securities (or the securities
                              distributed as a result of such
                              events) ceasing to be listed on any
                              United States national securities
                              exchange or United States national
                              securities system subject to last
                              sale reporting; provided that the
                              Additional Termination Event will
                              not arise more than thirty (30)
                              days before the expected
                              termination of the listing.

                              3) All of the Selected Securities
                              are permanently suspended from
                              trading (within the meaning of the
                              Securities Exchange Act of 1934 and
                              the rules and regulations
                              thereunder) on each such securities
                              exchange and securities system on
                              which the Selected Securities are
                              then listed.

                              4) Passage of thirty (30) days
                              after CIBC or Counterparty serves a
                              written notice, signed by an
                              authorized officer of the
                              respective entity, to the other
                              party attesting and substantiating
                              that the Transaction is causing it
                              significant economic hardship,
                              including a frustration of the
                              commercial expectations of the
                              parties at the time the Transaction
                              was entered into; provided however,
                              that a mere change in the amount,
                              or the elimination thereof, of the
                              Actual Dividend shall not qualify
                              as a "significant economic
                              hardship."

Termination Settlement
           Provision:         If an Early Termination Date
                              occurs, notwithstanding Section
                              2(e) and Section 6(e) of the
                              Agreement and the definition of
                              Settlement Amount in Section 14 of
                              the Agreement, Settlement Amount
                              shall be deemed to be the net
                              payment calculated on the
                              immediately preceding Valuation
                              Date, if such amount is still due
                              and owing to either party,
                              otherwise such amount will be zero.

Adjustment of Selected
 Securities:                  If any, but not all, of the
                              securities which comprise Selected
                              Securities are the subject of an
                              event described in paragraphs 1, 2,
                              or 3 of Additional Termination
                              Events ("Termination Securities"),
                              then the Selected Securities will
                              no longer include such Termination
                              Securities.

Transfer:                     Neither the Transaction nor any
                              interest or obligation in or under
                              the Transaction may be transferred
                              (whether by way of security or
                              otherwise) by either party without
                              the prior written consent of the
                              other party which consent shall not
                              be unreasonably withheld.  Any
                              purported transfer that is not in
                              compliance with this provision will
                              be void.

5.   OFFICES:
     (a) The Office of CIBC for the Transaction is 161 Bay
     Street, 5th Fl. Toronto, Canada  M5J 2S8.

     (b) The Office of Counterparty for the Transaction is
                              J.R. Simplot Company
                              999 Main Street, Suite 1300
                              Boise, Idaho 83702
                              Attn.: Treasurer

6.   BROKER/ARRANGER:         None

7. This Confirmation may be executed in one or more counterparts, either in original or facsimile form, each of which shall constitute an original and all of which together shall constitute one and the same agreement. When executed by the parties through facsimile transmission, this Confirmation shall constitute the original agreement between the parties and the parties hereby adopt the signatures printed by the receiving facsimile machine as the original signatures of the parties.

8. The parties hereto agree that CIBC has not acted as Counterparty's advisor with respect to the desirability or appropriateness of entering into the Transaction confirmed hereby or with respect to Counterparty's risk management needs generally. This pertains not only to the financial and market risk management risks and consequences of the confirmed or any proposed Transaction, but also to any legal, regulatory, tax, accounting and credit issues generated by such transactions, which Counterparty has evaluated for itself and in reliance on its own professional advisors.

_________________________________________________________________

Entering into a derivative transaction involves certain risks. An identification of the principal risks is provided in the CIBC Wood Gundy Financial Products Risk Disclosure Statement, which has been delivered to you. If you have not received a copy, please let us know and one will be provided to you. You should always consider those risks in determining whether to enter into derivatives transactions.

Except as if expressly agreed to by you or us in writing, neither of us has acted as advisor to the other with respect to the desirability or appropriateness of entering into the Transaction confirmed hereby or with respect to the other party's risk management needs generally. This pertains not only to the financial and market risk management risks and consequences of the confirmed or any proposed Transaction, but also to any legal, regulatory, tax, accounting and credit issues generated by such transactions, which each party must evaluate for itself and in reliance on its own professional advisors.
_________________________________________________________________

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms.

                                        Yours Sincerely,

                                        CANADIAN IMPERIAL BANK OF
COMMERCE


                                        By:  /s/ Gina S. Ghent

                                        Name:  Gina S. Ghent

                                        Title:    Associate
Director, Financial Products


Confirmed as of the date first written:

J.R. SIMPLOT COMPANY


By:  /s/ James D. Crawford

Name:   James D. Crawford

Title:    Controller